Exhibit 24

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned being a director or officer, or both, of SEARS, ROEBUCK AND CO., a New York corporation (the “Company”), does hereby constitute and appoint ALAN J. LACY, GLENN R. RICHTER, and MICHAEL J. GRAHAM with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file and deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereto, relating to the annual report on Form 10-K for the year ended January 1, 2005, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name in the name and on behalf of the Company or as a director or officer, or both, of the Company, as indicated below opposite his or her signature, to the annual report on Form 10-K for the year ended January 1, 2005 or any amendment or papers supplemental thereto; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has subscribed his or her name, this 23rd day of February, 2005.

NAME	TITLE

/s/Alan J. Lacy	Chairman of the Board of Directors,
Alan J. Lacy	President and Chief Executive Officer
(Principal Executive Officer)

/s/Glenn R. Richter	Executive Vice President and Chief Financial
Glenn R. Richter	Officer (Principal Financial Officer)

/s/Michael J. Graham	Vice President and Controller
Michael J. Graham	(Principal Accounting Officer)

/s/Hall Adams, Jr.	Director
Hall Adams, Jr.

/s/William L. Bax	Director
William L. Bax

/s/Donald J. Carty	Director
Donald J. Carty

/s/W. James Farrell	Director
W. James Farrell

/s/Michael A. Miles	Director
Michael A. Miles

/s/Dorothy A. Terrell	Director
Dorothy A. Terrell

/s/Raul H. Yzaguirre	Director
Raul H. Yzaguirre